As filed with the Securities and Exchange Commission on September 11, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOPURE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	04-2836871 (I.R.S. Employer Identification Number)
11 Hurley Street
Cambridge, Massachusetts 02141
(617) 234-6500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jane Kober, Esq.
Biopure Corporation
11 Hurley Street
Cambridge, Massachusetts 02141
(617) 234-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Paul Kinsella
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
(617) 951-7000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following
box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of shares	Amount to	offering price	aggregate offering	registration
to be registered	be registered (1)	per share (2)	price (2)	fee (2)
Class A Common Stock, $0.01 par value per share (3)	15,909,084	$0.98	$15,590,902	$1,668.23

(1)	The Registrant is hereby registering the disposition of (a) 7,575,754 shares of its Class A common stock issued in a private placement to certain stockholders pursuant to the terms of a Securities Purchase Agreement dated as of August 17, 2006 (the “Purchase Agreement”), (b) 7,575,754 shares of its Class A common stock issuable upon exercise of warrants granted to such stockholders pursuant to the Purchase Agreement, and (c) 757,576 shares of its Class A common stock issuable upon exercise of warrants granted to Dawson James Securities, Inc., the placement agent for the private placement. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional number of shares of common stock as may be issuable upon a stock split, stock dividend or similar transaction.

(2)	In accordance with Rule 457(c), the price is estimated solely for purposes of calculating the registration fee and is based upon the average of the reported high and low sales prices of the Class A common stock as reported on the NASDAQ Global Market on September 6, 2006.

(3)	Includes associated purchase rights which currently are evidenced by certificates for shares of the Registrant’s Class A common stock and automatically trade with such shares.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2006.
PROSPECTUS
Biopure Corporation
15,909,084 Shares of Class A Common Stock

     This prospectus relates to the disposition from time to time of up to 7,575,754 shares of our Class A common stock, and up to 8,333,330 shares of our Class A common stock issuable upon the exercise of warrants which are held by certain stockholders identified in this prospectus.
     The prices at which such stockholders may dispose of their shares will be determined by the selling stockholders or their transferees. We will not receive any of the proceeds from the sale of the shares.
     Our Class A common stock is traded on the NASDAQ Global Market under the symbol “BPUR.” On September 8, 2006, the reported closing price per share of our Class A common stock was $0.96.

     An investment in the shares offered hereby involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September __, 2006.

     We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our Class A common stock. All references in this prospectus to “Biopure,” “the Company,” “we,” “us” or “our” mean Biopure Corporation, unless we state otherwise or the context otherwise requires.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since such date.
     The content of this prospectus and the documents incorporated by reference in this prospectus does not necessarily reflect the position or the policy of the U.S. Government or the Department of Defense, and no official endorsement should be inferred.

THE COMPANY
     Biopure Corporation, a Delaware corporation founded in 1984, develops, manufactures and markets oxygen therapeutics, a new class of pharmaceuticals that are administered intravenously to increase oxygen transport to the body’s tissues. Using our patented and proprietary technology, we have developed and manufacture two products: Hemopure® [hemoglobin glutamer - 250 (bovine)], or HBOC-201, for human use, and Oxyglobin® [hemoglobin glutamer - 200 (bovine)], or HBOC-301, for veterinary use.
     Hemopure is approved for sale in South Africa for the treatment of adult surgical patients who are acutely anemic and for eliminating, reducing or delaying the need for allogenic red blood cell transfusion in these patients. We recently applied in the United Kingdom for regulatory approval of a potential orthopedic surgical anemia indication. We are also developing Hemopure for the treatment of patients with cardiovascular ischemia, and are supporting the U.S. Navy’s government-funded development of Hemopure for out-of-hospital treatment of trauma patients in hemorrhagic shock.
     Oxyglobin, our veterinary product for the treatment of anemia in dogs, is the only oxygen therapeutic approved by the U.S. Food and Drug Administration and the European Commission. We have sold approximately 177,000 units of Oxyglobin, which have been used to treat an estimated 90,000 animals.
     Our headquarters are located at 11 Hurley Street, Cambridge, Massachusetts 02141.
RISK FACTORS
     You should consider the “Risk Factors” included under Item 1A. to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our Class A common stock could decline, and you could lose all or part of your investment.
USE OF PROCEEDS
     The net proceeds from the disposition of the shares covered hereby will be received by the selling stockholders or their transferees. We will not receive any proceeds from the disposition of the shares by the selling stockholders or their transferees.
DESCRIPTION OF COMMON STOCK
     Our authorized capital stock consists of 200,000,000 shares of Class A common stock and 179 shares of Class B common stock. As of August 31, 2006, there were outstanding:
•	49,365,124 shares of Class A common stock;
•	117.7 shares of Class B common stock;
•	2,666,026 shares issuable upon the exercise of options issued pursuant to our current stock option plans; and
•	24,544,322 shares issuable upon the exercise of outstanding warrants.

Class A Common Stock
     The holders of our Class A common stock are entitled to one vote per share on all matters submitted to our stockholders. The holders of our Class A common stock are entitled to receive dividends as and when declared by our board of directors.
     Upon any liquidation, dissolution or winding up of Biopure, holders of Class A common stock are entitled to ratable distribution, with the holders of the Class B common stock, of the assets available for distribution to our stockholders.
     Holders of Class A common stock do not have preemptive rights or cumulative voting rights.
Class B Common Stock
     Except as required by law, the holders of Class B common stock have no voting rights and have no right to receive dividends on their Class B common stock.
     The shares of Class B common stock are convertible into Class A common stock after the receipt of FDA approval for the commercial sale of Hemopure for use as an oxygen transport material in humans. The conversion ratio is based on a valuation of Biopure at the time of conversion which cannot exceed $3.0 billion. The maximum number of shares of Class A common stock issuable upon conversion of the Class B common stock is 212,020 and the minimum is 107,777. We will not issue any additional shares of Class B common stock.
     In the event of a liquidation, dissolution or winding up of Biopure, holders of Class B common stock are entitled to ratable distribution on an as-converted basis, with the holders of the Class A common stock, of the assets available for distribution to our stockholders. For this purpose, the currently outstanding shares of Class B common stock would be convertible into approximately 175,399 shares of Class A common stock.
SELLING STOCKHOLDERS
     On August 23, 2006, we issued 7,575,754 shares of Class A common stock and warrants to purchase an additional 7,575,754 shares of Class A common stock in a private placement, and we issued warrants to purchase 757,576 shares of Class A common stock to the placement agent. Pursuant to the securities purchase agreement related to such private placement, we agreed to file a registration statement of which this prospectus is a part with the SEC to register the disposition of the shares of our Class A common stock we issued and the shares we may issue upon exercise of the warrants.
     The following table sets forth, subject to certain assumptions: (1) the name of each of the selling stockholders; (2) the number of shares of our Class A common stock owned by each such selling stockholder prior to this offering; (3) the number of shares of our Class A common stock being offered pursuant to this prospectus; and (4) the number of shares of our Class A common stock owned upon completion of this offering. Following the completion of this offering, none of the selling stockholders listed below will own more than one percent (1%) of our outstanding Class A common stock, including shares of Class A common stock issuable upon the exercise of outstanding warrants.
     We have prepared this table using information furnished to us by or on behalf of the selling stockholders. Except as otherwise indicated below, to our knowledge, none of the selling stockholders nor any of their affiliates have held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

		Class A	Class A
	Class A	Common Stock	Common Stock
	Common Stock	Being Offered	Owned Upon
	Owned Prior to this	Pursuant to this	Completion of this
Name	Offering (1)	Prospectus (1)	Offering (1)(2)
IFS Ltd.	2,676,056	2,676,056	0
Ronald Suster	1,921,567	1,478,872	442,695
Southridge Partners LP	1,315,460	1,126,760	188,700
Cranshire Capital, L.P.	1,131,429	1,126,760	4,669
Nite Capital LP	985,914	985,914	0
Nu Vision Holdings llc.	1,079,224	704,224	375,000
Castle Creek Technology Partners LLC	704,224	704,224	0
Mitchell and Yuriko Cybulski	1,028,014	647,886	380,128
Iroquois Master Fund Ltd.	563,380	563,380	0
Crescent International Ltd.	563,380	563,380	0
Bristol Investment Fund, Ltd.	563,380	563,380	0
Cansco LLC	506,372	478,872	27,500
Les Boelter	436,266	411,266	25,000
Hudson Bay Fund LP	350,000	350,000	0
Southshore Capital Fund Ltd.	314,990	281,690	33,300
Constantine A. Kyres	211,266	211,266	0
Russell Libby	256,728	154,928	101,800
Hudson Bay Overseas Fund Ltd.	150,000	150,000	0
Peter H. Weiss	200,844	140,844	60,000
Trust U/W Renee Weiss	200,844	140,844	60,000
Sun West Holdings, Inc. Defined Benefit Pension Plan	232,744	140,844	91,900
Gregory Spagna	140,844	140,844	0
M & I Dehy Inc.	171,760	126,760	45,000
Huse Family Trust, Wilfred Huse TTEE	114,676	112,676	2,000
Larry O. Lee & Dorothy I. Lee	139,990	81,690	58,300
Lauren A. Daman	90,422	70,422	20,000
Timothy Boswell	70,422	70,422	0
Lauren A. Daman MD PC Pension	110,422	70,422	40,000
Sidney N. & Candace C. Sweet	99,422	70,422	29,000
John Peter Christensen	295,422	70,422	225,000
Mark Hoffbauer	95,570	61,970	33,600
Wesley Eng	69,154	59,154	10,000
Andrew Robert Mitchell	62,338	56,338	6,000
Byron R. Johnson	68,638	56,338	12,300
Jeffrey D. White	56,338	56,338	0
Robert A. & Miriam B. Booth	57,738	56,338	1,400
Lauren A. Daman MD	52,252	42,252	10,000
Ron Moore — Louise Moore	40,562	40,562	0
James E. Meikrantz	40,562	40,562	0
James E. Raz	40,562	40,562	0
David Rogers	80,660	35,210	45,450
Janet L. Eggers	34,084	28,168	5,916
Salvator Milazzo & Joan Milazzo	52,668	28,168	24,500

Tom Reinken	28,168	28,168	0
Rowlett W. Bryant	72,168	28,168	44,000
David L. Parrish DDS	48,168	28,168	20,000
Joseph Chyzy	22,534	22,534	0
German Gonzalez	31,084	14,084	17,000
Sherry & Donald Aspinwall	16,956	12,956	4,000
Dawson James Securities, Inc. (3)	640,842	213,156	427,686
David Weinstein (3) (4)	542,262	205,756	336,506
Robert D. Keyser, Jr. (3) (4)	147,400	56,000	91,400
Albert Poliak (3) (4)	145,000	56,000	89,000
Douglas Kaiser (3) (4)	145,000	56,000	89,000
Frank Salvatore (3) (4)	145,000	56,000	89,000
Thomas Hands (3) (4)	15,500	6,000	9,500
William Fox (3) (4)	15,500	6,000	9,500
David Maltese (3) (4)	49,172	49,172	0
Scott Schalk (3) (4)	52,928	52,928	0
Craig Pierson (3) (4)	564	564	0

(1)	Including warrants to purchase shares of Class A common stock.

(2)	Assuming each selling stockholder has sold all the shares shown as being offered by each selling stockholder pursuant to this prospectus.

(3)	Dawson James Securities, Inc. served as placement agent for the private placement of the shares being offered pursuant to this prospectus. We issued the shares to the selling stockholders in a private placement on August 23, 2006. Dawson James Securities, Inc. has also served as our financial advisor for previous transactions. Certain employees of Dawson James Securities, Inc. were issued warrants to purchase shares in connection with the August 23, 2006 private placement and previous transactions for which Dawson James Securities, Inc. served as our financial advisor.

(4)	The selling stockholder is an employee of Dawson James Securities, Inc.
PLAN OF DISTRIBUTION
     We are registering the shares of common stock on behalf of the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the NASDAQ Global Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, whether on an exchange or otherwise, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.
     The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).
     The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares from time to time under a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as applicable law may require, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus subject to filing any supplement to this prospectus or post-effective amendment to the registration statement required by applicable law.
     The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.
     Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market, which may limit the timing of purchases and sales of any of the shares by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares of common stock.
     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.
     We have agreed to indemnify the selling stockholders in certain circumstances against some liabilities, including liabilities that could arise under the Securities Act. The selling stockholders have agreed to indemnify us, our directors and our officers who sign the registration statement against some liabilities in certain circumstances, including liabilities that could arise under the Securities Act.
     The selling stockholders may sell all, some or none of the shares offered by this prospectus.
VALIDITY OF SHARES
     Ropes & Gray LLP, Boston, Massachusetts, has passed upon the validity of the issuance of the shares for us.
EXPERTS
     The consolidated financial statements of Biopure Corporation included in Biopure Corporation’s Annual Report (Form 10-K) for the year ended October 31, 2005, and Biopure Corporation management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 001-15167. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.
     The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. We incorporate by reference the documents listed below (File No. 001-15167) and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering:
•	our annual report on Form 10-K for the fiscal year ended October 31, 2005 as filed on January 17, 2006;
•	our quarterly reports on Form 10-Q for the fiscal quarters ended (a) January 31, 2006 as filed on March 13, 2006, (b) April 30, 2006 as filed on June 9, 2006 and (c) July 31, 2006 as filed on September 11, 2006;
•	our current reports on Form 8-K filed on November 17, 2005, December 15, 2005, December 19, 2005, January 13, 2006 and August 23, 2006;
•	the description of the preferred stock purchase rights contained in our registration statement on Form 8-A filed on November 4, 1999; and
•	the description of the Class A common stock contained in Biopure’s Registration Statement on Form S-1 (Registration No. 333-78829), that was incorporated by reference into our registration statement on Form 8-A/A filed on July 26, 1999.
     You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.biopure.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:
Biopure Corporation
Attention: Secretary
11 Hurley Street
Cambridge, MA 02141
Telephone: (617) 234-6500
     The information contained on our website is not a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

Securities and Exchange Commission registration fee	$1,668
Printing and engraving expenses	5,000
Accountant’s fees and expenses	5,000
Legal fees and expenses	40,000
Miscellaneous expenses	0

Total	$51,668

          All of the amounts shown are estimates except for the fee payable to the Commission.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.
          The Registrant’s Restated Certificate of Incorporation provides that each of the Registrant’s directors and officers shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) reasonably incurred by reason of the fact that he or she is a director or officer.
          The Registrant’s Restated Certificate of Incorporation also provides directors and officers with the right to be paid by the Registrant for expenses (including attorneys’ fees) incurred in defending any proceeding in advance of the proceeding’s final disposition. If a claim is not promptly paid in full by the Registrant, as further described in the Restated Certificate of Incorporation, the director or officer who is entitled to indemnification may bring suit against the Registrant to recover the unpaid amount of the claim. These rights of indemnification and advancement of expenses conferred in the Registrant’s Restated Certificate of Incorporation are not exclusive of any other right which may be acquired.

          In addition, as permitted by Section 102 of the Delaware General Corporation Law, the Registrant’s Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law.
          These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)    Exhibits
         See Exhibit Index on page II-6 of this registration statement.
(b)    Financial Statement Schedules
         None.
ITEM 17. UNDERTAKINGS.
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:
          (i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
                    (A)    Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
                    (B)    Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                    (C)    Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in form F-3.
(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i)      If the registrant is relying on Rule 430B:
                    (A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i)      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv)     Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(7)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, Biopure Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, State of Massachusetts, on September 11, 2006.

Biopure Corporation
By:	/s/ Francis H. Murphy
Francis H. Murphy
Chief Financial Officer

POWER OF ATTORNEY
          Each person whose signature appears below hereby constitutes and appoints Zafiris G. Zafirelis, Francis H. Murphy and Jane Kober, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on September 11, 2006:

Signature	Title

/s/ Charles A. Sanders, M.D. Charles A. Sanders, M.D.	Director
/s/ David N. Judelson David N. Judelson	Director, Vice Chairman
/s/ Zafiris G. Zafirelis Zafiris G. Zafirelis	Director, Chairman, President (Chief Executive Officer)
/s/ Daniel P. Harrington Daniel P. Harrington	Director
/s/ C. Everett Koop, M.D. C. Everett Koop, M.D.	Director
/s/ Jay B. Pieper Jay B. Pieper	Director
/s/ Guido J. Neels Guido J. Neels	Director
/s/ Francis H. Murphy Francis H. Murphy	Chief Financial Officer, Principal Accounting Officer

ITEM 16. EXHIBITS
          The following is a list of exhibits filed as part of this registration statement.

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of Biopure, as amended. (1)

4.2	Form of Warrant dated August 23, 2006. (2)

4.3	Unit Warrant dated August 23, 2006. (2)

4.4	By-laws of Biopure, as amended. (3)

5.1	Opinion of Ropes & Gray LLP dated September 11, 2006.

10.1	Purchase Agreement dated August 17, 2006. (2)

23.1	Consent of Ropes & Gray LLP. (included in Opinion filed as Exhibit 5.1) (1)

23.2	Consent of Ernst & Young LLP, dated September 11, 2006.

(1)	Previously filed as an exhibit to the Company’s report on Form 10-Q filed June 9, 2005.

(2)	Previously filed as an exhibit to the Company’s Current Report of Form 8-K dated August 23, 2006.

(3)	Previously filed as an exhibit to the Company’s report on Form 10-Q for the quarter ended April 30, 2003.